EXHIBIT 10.7.2

CREDIT	First Boston	CSFB PRIVATE EQUITY, INC.
SUISSE	Private Equity
		Eleven Madison Avenue	Tel	1 212 325 2000
		New York, NY 10110-3629	www.csfb.com

September 23, 2004

Mueller Holdings (N.A.), Inc.

Mueller Group, Inc.

500 West Eldorado Street

Decatur, IL 62522-1808

Attention: Darrell Jean

Ladies and Gentlemen:

Reference is hereby made to that certain letter agreement dated July 23, 1999 (as amended heretofore, the “Letter Agreement”) between DLJ Merchant Banking II, Inc., as successor in interest to Donaldson, Lufkin & Jenrette Securities Corporation, (“DLJMB”) and each of you (collectively, the “Company”) pursuant to which the Company pays certain fees to DLJMB for financial advisory services.

Please acknowledge below our agreement that the Engagement Period (as defined in the Letter Agreement) is hereby extended until the earlier of (i) August 15, 2009 and (ii) the date that the DLJ Merchant Banking Funds no longer own in aggregate more than 50% of the equity of the Company or any successor thereto (whether by merger, consolidation, securities purchase or otherwise).  Such extension shall apply to each other provision of the Letter Agreement except for the Company’s obligation to engage Credit Suisse First Boston, LLC, as the Company’s exclusive financial advisor, placement agent, initial purchaser, managing underwriter or dealer manager with respect to any Transaction (as defined in the Letter Agreement), which provision shall expire in accordance with the terms of the initial Letter Agreement in August 2004.  The Company shall therefore have the right to select such institution as the Company deems appropriate to act in connection with any Transaction.

DLJ Merchant Banking II, Inc.

By:		/s/ Michael Isikow
	Name:	Michael Isikow
	Title:	Director

Acknowledged by:

Mueller Holdings (N.A.), Inc.

By:		/s/ Walter A. Smith
	Name:	Walter A. Smith
	Title:	Treasurer

Mueller Group, Inc.

By:		/s/ Walter A. Smith
	Name:	Walter A. Smith
	Title:	Treasurer